Exhibit (b)(5)

March 3, 2010

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA  18195-1501

Attention:    Paul E. Huck
Senior Vice President and Chief Financial Officer

Accession Letter

Ladies and Gentlemen:

Reference is made to the Amended and Restated Commitment Letter, dated March 3, 2010 (such letter, including the exhibits thereto, and as amended, restated or otherwise modified from time to time, the “Commitment Letter”), initially among Air Products and Chemicals, Inc., J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A. Terms used but not defined in this Accession Letter have the meanings assigned to them in the Commitment Letter.

BNP Paribas is pleased to advise you of its commitment to provide $1,025,000,000 of the aggregate principal amount of the Credit Facility, upon the terms and subject to the conditions expressly set forth in the Commitment Letter, subject to the reductions of such commitments as set forth in the third paragraph of the Commitment Letter.

It is agreed that BNP Paribas Securities Corp. will act as a joint lead arranger and syndication agent in respect of the Credit Facility.

Each of BNP Paribas and BNP Paribas Securities Corp. acknowledges receipt of a copy of the Commitment Letter and agrees, by its execution and delivery of this Accession Letter, to become a party to the Commitment Letter as an “Additional Initial Lender” and a “Joint Lead Arranger”, respectively, for all purposes of the Commitment Letter and to undertake and be bound by all the terms and conditions thereof and shall be entitled to all of the exculpations, rights and benefits thereof.

[Remainder of Page Intentionally Left Blank]

Very truly yours,
BNP PARIBAS, as Additional Initial Lender

By:	/s/ Simone Vinocour
Name: Simone Vinocour
Title: Director

By:	/s/ Renaud-Franck Falce
Name: Renaud-Franck Falce
Title: Managing Director

BNP PARIBAS SECURITIES CORP., as Joint Lead Arranger
By:	/s/ Renaud-Franck Falce
Name: Renaud-Franck Falce
Title: Managing Director

[Signature Page to Joint Lead Arranger Accession Letter]

Accepted and agreed to as of
the date first written above by:

AIR PRODUCTS AND CHEMICALS, INC.

By:      /s/ George G. Bitto
        Name:  George G. Bitto
Title:  Vice President and Treasurer

[Signature Page to Joint Lead Arranger Accession Letter]